Exhibit 10.36

Conrad Lysiak

From: Ryan Hodson [mailto:ryan@kodiak-capital.us]
Sent: Tuesday, September 23, 2014 3:04 PM
To: John Cecil
Cc: Conrad Lysiak
Subject: Re: SEC Comments

Confirmed - it should be 50m not 5m

 Sent from my iPhone

On Sep 23, 2014, at 3:03 PM, "John Cecil" <John@kalloinc.ca> wrote:

Hi Ryan,

Further to our discussions, if you can confirm that it is 50 Million and not 5 Million for the comment 6 then we are good to go.

Thanks Ryan for your help and support.

John Cecil
Chairman & CEO
Mobile: +1.647.919.5342

<1FAE8184-1309-420A-B575-1CC67FC822AB[12].png>

1745 Broadway, 17th Floor, New York, NY 10019, USA | P: 1 212 519 9864
675 Cochrane Drive, West Tower, Suite 630, Markham, ON L3R 0B8, Canada | P: 1 416 246 9997
www.kalloinc.ca

NOTICE OF CONFIDENTIALITY This communication including any information transmitted with it is intended only for the use of the addressees and is confidential.   If you are not an intended recipient or responsible for delivering the message to an intended recipient, any review, disclosure, conversion to hard copy, dissemination, reproduction or other use of any part of this communication is strictly prohibited, as is the taking or omitting of any action in reliance upon this communication. If you receive this communication in error or without authorization please notify us immediately by return e-mail or otherwise and permanently delete the entire communication from any computer, disk drive, or other storage medium.

AVERTISSEMENT DE CONFIDENTIALITE Ce courriel, ainsi que tout renseignement ci-inclus, destiné uniquement aux destinataires susmentionnés, est confidentiel.  Si vous n'êtes pas le destinataire prévu ou un agent responsable de la livraison de ce courriel, tout examen, divulgation, copie, impression, reproduction, distribution, ou autre utilisation d'une partie de ce courriel est strictement interdit de même que toute intervention ou abstraction à cet égard.  Si vous avez reçu ce message par erreur ou sans autorisation, veuillez en aviser immédiatement l'expéditeur par retour de courriel ou par un autre moyen et supprimer immédiatement cette communication entière de tout système électronique.